UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2016

Questar Gas Company

(Exact Name of Registrant as Specified in Its Charter)

Utah	333-69210	87-0155877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South State Street, P.O. Box 45360 Salt Lake City, Utah		84145-0360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (801) 324-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective September 16, 2016, the audit committee of the Board of Directors (the “Audit Committee”) of Dominion Resources, Inc., a Virginia corporation (“Dominion”), approved the dismissal of Ernst & Young LLP, the independent registered public accounting firm, for the audits of the consolidated financial statements of Questar Corporation, a Utah corporation (“Questar”), and subsidiaries, including Questar Gas Company, a Utah corporation (“Questar Gas”) as of and for the fiscal year ending December 31, 2016, with such dismissal to be effective immediately following the effective time (the “Effective Time”) of the previously announced merger of Questar and a wholly-owned subsidiary of Dominion. On September 16, 2016, the Audit Committee appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of Questar Gas for the fiscal year ending December 31, 2016, with such appointment to be effective immediately following the Effective Time. Deloitte & Touche LLP also serves as the independent registered public accounting firm for the audits of the consolidated financial statements of Dominion and subsidiaries.

The audit reports of Ernst & Young LLP on the financial statements of Questar Gas as of and for the fiscal years ended December 31, 2014 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During Questar Gas’s two most recent fiscal years ended December 31, 2015, and the subsequent interim period through September 16, 2016, there were no disagreements between Questar Gas and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) and there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K). Questar Gas has requested that Ernst & Young LLP furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 22, 2016, is filed as Exhibit 16.1 to this Current Report.

During the fiscal years ended December 31, 2014 and 2015 and through the subsequent interim period ending September 16, 2016, Questar Gas did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5.01	Change in Control of Registrant.

On September 16, 2016, pursuant to the Agreement and Plan of Merger dated as of January 31, 2016 by and among Dominion, Diamond Beehive Corp., a Utah corporation and wholly-owned subsidiary of Dominion (“Merger Sub”), and Questar, Merger Sub merged with and into Questar (the “Merger”), with Questar continuing as the surviving corporation and a wholly-owned subsidiary of Dominion.

Questar Gas is a wholly-owned subsidiary of Questar. As a result of the Merger and at the Effective Time, (i) a change in control of Questar occurred and Questar became a wholly-owned subsidiary of Dominion and (ii) a change in control of Questar Gas occurred and Questar Gas became an indirect, wholly-owned subsidiary of Dominion.

Item 9.01	Exhibits and Financial Statements.

Exhibit No.	Description of Exhibit

16.1	Letter from Ernst & Young LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUESTAR GAS COMPANY Registrant

/s/ Mark O. Webb
Name: Mark O. Webb
Title: Senior Vice President and General Counsel

Date: September 22, 2016

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

16.1	Letter from Ernst & Young LLP